VARIABLE ANNUITY GUARANTEED DEATH BENEFIT REINSURANCE

Effective Date of November 1, 1996

Between

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Englewood, Colorado)

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

(Hartford, Connecticut)

CG-J43411/96

CONNECTICUT GENERAL LIFE
INSURANCE COMPANY
17052AO1196C

REINSURANCE AGREEMENT

Effective Date of November 1, 1996

between

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Englewood, Colorado)

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

(Hartford, Connecticut)

INDEX

	ARTICLE	PAGE

Access to Records	XII	5
Amounts at Risk	II	1
Arbitration	XVII	6
Automatic Excess Reinsurance	III	2
Claims	VII	3
Currency	XIV	5
DAC Tax Regulation Election	XVIII	7
Delays, Errors, or Omissions	XIII	5
Effective Date; Term and Termination	XIX	8
Extra Contractual Obligations	IX	3
Governing Law	XX	10
Hold Harmless	XV	5
Insolvency	XVI	6
Liability of Connecticut General	IV	2
Litigation	X	4
Notices	XXI	11
Offset	XI	4
Parties to the Agreement	I	1
Premium Accounting	VI	3
Reinsurance Premiums	V	2
Reserves	VIII	3

SCHEDULES

A	Maximum Limits of Reinsurance in Connecticut General
B	Policy Forms and Funds Subject to this Reinsurance Agreement
C	Limits and Rules of Great-West Life & Annuity
D	Basis Points and Reinsurance Premium Rates
E	Quarterly Reporting Format

REINSURANCE AGREEMENT

(hereinafter called Agreement)

between

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(hereinafter called Great-West Life & Annuity)

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

(hereinafter called Connecticut General or CIGNA Reinsurance)

It is agreed by the two companies as follows:

ARTICLE I - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of Great-West Life & Annuity and Connecticut General. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by Great-West Life & Annuity.

ARTICLE II - AMOUNTS AT RISK

A.

The reinsurance death benefit is the excess of the guaranteed minimum death benefit over the contract value. At issue, the guaranteed minimum death benefit is equal to the initial contract value. If the annuitant or the non-annuitant owner dies before the date annuity payments commence, the death benefit is the greater of the annuity account value plus the market value adjustment, if applicable, as of the later of the date of death and the date a request for payment is received, less premium tax, if any; or the sum of contributions paid, less partial surrenders and periodic withdrawals, less premium tax, if any. Refer to Schedule C for a detailed description of the guaranteed minimum death benefit.

B.

The contract value represents the owner’s invested assets in the funds in Schedule B as it appears in the records of Great-West Life & Annuity before application of any surrender charges, on any given date.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	- 1 -	CIGNA Reinsurance October 7, 1996

ARTICLE III - AUTOMATIC EXCESS REINSURANCE

A.

On and after the Effective Date of this Agreement, subject to the limit of Connecticut General’s liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, Great-West Life & Annuity shall cede and Connecticut General shall accept Great-West Life & Annuity’s guaranteed death benefit liability under the Variable Annuity Contracts, as described in Article II A.

B.

This Agreement covers only Great-West Life & Annuity’s liability for claims paid under Variable Annuity Contracts written on forms and investment in funds which were reviewed by Connecticut General prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B, attached hereto and made a part hereof. If Great-West Life & Annuity intends to- cede to Connecticut General liability with respect to a new form or fund, or revised version of an approved form or fund, it must provide to Connecticut General written notice of such intention together with a copy of the proposed form, fund or revision, and a revised Schedule B.

C.

Great-West Life & Annuity shall provide written notice to Connecticut General of any changes in its published limits and rules identified on Schedule C, and Connecticut General shall have no liability pursuant to revised limits-and rules unless and until Connecticut General provides written notice to Great-West Life & Annuity that such revised limits and rules are acceptable.

ARTICLE IV - LIABILITY OF CONNECTICUT GENERAL

Connecticut General’s liability for reinsurance under this Agreement shall follow that of Great-West Life & Annuity in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

In no event shall Connecticut General have any reinsurance liability unless the Variable Annuity Contract issued by Great-West Life & Annuity is in force and the underwriting and issuance of coverage by Great-West Life & Annuity constitutes the doing of business in a state of the United States of America in which Great-West Life & Annuity is properly licensed and authorized to do business.

ARTICLE V - REINSURANCE PREMIUMS

Premiums for reinsurance subject to the terms and conditions of this Agreement shall be paid on a quarterly basis. Such premiums shall be calculated based on the average contract values and basis points as defined in Schedule D.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	- 2 -	CIGNA Reinsurance October 7, 1996

ARTICLE VI - PREMIUM ACCOUNTING

Great-West Life & Annuity shall forward to Connecticut General within sixty (60) days of the end of the reporting period a quarterly statement as set forth in Schedule E. Great-West Life & Annuity shall also remit any premium due for the prior quarter along with an advance premium for the current quarter, in accordance with Article V.

ARTICLE VII - CLAIMS

A.

Great-West Life & Annuity is solely responsible for payment of its claims under the Underlying Annuity Contracts, policies, master contracts or certificates identified on Schedule B. Great-West Life & Annuity shall provide Connecticut General with proof of claim, proof of claim payment and any other claim documentation requested by Connecticut General. Payment of reinsurance shall be made by Connecticut General in one sum regardless of the method of payment by Great- West Life & Annuity and within thirty (30) calendar days following receipt of the quarterly reinsurance statement, as set forth in Schedule E.

B.

Great-West Life & Annuity shall notify Connecticut General of its intentions to contest, compromise, or litigate a claim involving reinsurance. Connecticut General’s liability shall then be determined under the provisions of Articles IX and X.

ARTICLE VIII - RESERVES

The reserve credit for reinsurance of the variable annuity death benefit will be determined as described in the June 1996 MGDB Reserve Work Group Report of the American Academy of Actuaries.

Regardless of the above, the reserve credit will not exceed the level determined by Connecticut’s guideline for Guaranteed Minimum Death Benefit reserves as stated in the Insurance Department’s November 10, 1994 letter regarding Statutory Reserves for Variable Annuity Death or Disability Benefits nor any subsequent statutory reserve requirement issued by the State of Connecticut. If statutory reserve requirements are promulgated while this treaty is still active, those requirements will automatically apply to this Agreement.

ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS

A.

In no event shall Connecticut General be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against Great-West Life & Annuity as a result

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	- 3 -	CIGNA Reinsurance October 7, 1996

of an act, omission or course of conduct by Great-West Life & Annuity in connection with policies subject to this Agreement, unless Connecticut General shall have received notice of and concurred with the actions taken or not taken by Great-West Life & Annuity which led to its liability, in which case Connecticut General shall pay its share of such liability. For this purpose, Connecticut General’s share shall be proportionate with its risk under the business reinsured hereunder.

B.	The following definitions shall apply:

(1)	Punitive damages and Exemplary damages are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute.

(2)	Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

(3)	Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

ARTICLE X - LITIGATION

A.

In the event of any action brought against Great-West Life & Annuity under any Underlying Annuity Contract that is subject to the terms and conditions of this Agreement, Great-West Life & Annuity shall provide a copy of such action and written notice of such action within five (5) business days from the date when Great-West Life & Annuity received notice of the suit at its home office to Connecticut General. If Connecticut General is a party to action brought against Great-West Life & Annuity, Great-West Life & Annuity shall seek agreement by Connecticut General on the selection and appointment of local counsel to represent Great-West Life & Annuity in such action.

B.

Great-West Life & Annuity and Connecticut General agree that all litigation costs, excluding the salaries of employees of Great-West Life & Annuity and Connecticut General, shall be borne by Great-West Life & Annuity. However, if Great-West Life & Annuity and Connecticut General agree to jointly defend any litigation, litigation costs will be borne in proportion to the net liability borne by each party.

ARTICLE XI - OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of Great-West Life & Annuity subject to the

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	- 4 -	CIGNA Reinsurance October 7, 1996

provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.

ARTICLE XII - ACCESS TO RECORDS

Connecticut General, or its duly authorized representative, shall have access (at any reasonable time) to all records of Great-West Life & Annuity (including the right to photocopy documents) which pertain in any way to this reinsurance. The right of access shall survive the termination of this Agreement.

ARTICLE XIII - DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of Great-West Life & Annuity shall relieve Connecticut General of liability provided such delay, errors or omissions are rectified as soon as possible after discovery. However, Connecticut General shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. Adjustment(s) of premiums payable and claims incurred as a result of delay, errors or omissions shall be limited to the year in which they are discovered and the calendar year prior to such discovery.

ARTICLE XIV - CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Connecticut General in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Connecticut General.

ARTICLE XV - HOLD HARMLESS

A.

Connecticut General shall indemnify and hold Great-West Life & Annuity harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney’s fees, which results from any negligence or willful misconduct of Connecticut General in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

B.	Great-West Life & Annuity shall indemnify and hold Connecticut General harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs,

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	- 5 -	CIGNA Reinsurance October 7, 1996

including expenses and attorney’s fees, which results from any negligence or willful misconduct of Great-West Life & Annuity in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

ARTICLE XVI - INSOLVENCY

In the event of insolvency of Great-West Life & Annuity, the reinsurance under this Agreement shall be payable directly by Connecticut General to Great-West Life & Annuity or to its liquidator, receiver, conservator or statutory successor on the basis of Connecticut General’s liability to Great-West Life & Annuity without diminution because of the insolvency of Great-West Life & Annuity or because the liquidator, receiver, conservator or statutory successor of Great-West Life & Annuity has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Great-West Life & Annuity shall give prompt written notice to Connecticut General of the pendency of a claim against Great-West Life & Annuity within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Connecticut General may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to Great-West Life & Annuity or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Connecticut General shall be chargeable, subject to the approval of the Court, against Great-West Life & Annuity as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to Great-West Life & Annuity solely as a result of the defense undertaken by Connecticut General.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by Great-West Life & Annuity.

ARTICLE XVII - ARBITRATION

A.

As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right , obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the two

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	- 6 -	CIGNA Reinsurance October 7, 1996

arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators.

B.	The arbitrators and the umpire all shall be active or retired, disinterested executive officers of insurance or reinsurance companies.

C.

The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D.

The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys’ fees and interest. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E.	All meetings and hearings before the arbitration panel shall be conducted in a place that is mutually agreed upon by both parties or in such place as directed by the panel.

F.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expenses of the umpire and of the arbitration.

ARTICLE XVIII - DAC TAX REGULATION ELECTION

Connecticut General and Great-West Life & Annuity hereby agree to make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

Connecticut General and Great-West Life & Annuity agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(l) of the Internal Revenue Code of 1986, as amended.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	- 7 -	CIGNA Reinsurance October 7, 1996

Connecticut General and Great-West Life & Annuity agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, Great-West Life & Annuity shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Connecticut General shall advise Great-West Life & Annuity if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests Great-West Life & Annuity’s calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Connecticut General submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

ARTICLE XIX - EFFECTIVE DATE, TERM AND TERMINATION

A.

The effective date of this Agreement is November 1, 1996. This Agreement remains effective for all annuity contracts subject to this Agreement written by Great-West Life & Annuity through October 30, 2001, unless terminated pursuant to the paragraphs listed below:

B.

Once each calendar year, Great-West Life & Annuity shall have the option to recapture existing contracts beginning with the tenth (10th) anniversary of their reinsurance hereunder. Recapture must be made on an issue year basis, and no contracts can be recaptured unless all contracts with earlier issue years are recaptured.

C.

Connecticut General shall have the option of terminating this Agreement for new business upon delivery of thirty (30) calendar days written notice to Great-West Life & Annuity, within thirty (30) days of the happening of any of the following events:

(1)	Great-West Life & Annuity’s A. M. Best rating is reduced to a “C” or lower.

(2)

Great-West Life & Annuity’s domiciliary state’s insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation placement on a “watch list”.

(3)

An order appointing a receiver, conservator or trustee for management of Great-West Life & Annuity is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Great-West Life & Annuity;

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	- 8 -	CIGNA Reinsurance October 7, 1996

(4)	Great-West Life & Annuity is merged, purchased or in any manner Great-West Lifeco is no longer the ultimate, majority owner of Great-West Life & Annuity;

(5)	Great-West Life & Annuity withdraws from or substantially reduces the active marketing of policy forms identified in Schedule B.

(6)

Failure by Great-West Life & Annuity to pay premium in accordance with Article V. If, during the thirty (30) days notice period, Connecticut General receives all premiums in arrears and all premiums which may become due within the thirty (30) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of Connecticut General if, at any time within sixty (60) days of termination, Great-West Life & Annuity pays and Connecticut General receives all premiums due and payable up to the date of reinstatement.

D.

Connecticut General shall have the option of terminating this Agreement for existing business, upon delivery of ninety (90) calendar days written notice to Great-West Life & Annuity and the Colorado Insurance Commissioner, after ninety (90) days from the date of notice where the following event occurs:

(1)

Failure by Great-West Life & Annuity to pay premium in accordance with Article V. If, during the ninety (90) days notice period, Connecticut General receives all premiums in arrears and all premiums which may become due within the ninety (90) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of Connecticut General if, at any time within sixty (60) days of termination, Great-West Life & Annuity pays and Connecticut General receives all premiums due and payable up to the date of reinstatement.

E.

Great-West Life & Annuity shall have the option of terminating this Agreement for new business or for new and existing business, upon delivery of thirty (30) calendar days written notice to Connecticut General, within thirty (30) days of the happening of any of the following events:

(1)	Connecticut General’s A. M. Best rating is reduced to a “C” or lower;

(2)

Connecticut General’s domiciliary state’s insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation placement on a “watch list”.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	-9-	CIGNA Reinsurance October 7, 1996

(3)

An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Connecticut General;

(4)	Connecticut General is merged, purchased or there is any other change in its ownership;

F.

If this Agreement is terminated for new and existing business, Connecticut General shall be relieved of all liability to Great-West Life & Annuity for claims incurred following the termination date of this Agreement under such Underlying Annuity Contracts issued by Great-West Life & Annuity; and,

G.

If this Agreement is terminated for new business only, Connecticut General will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement for new business.

H.	Both parties shall continue to be entitled to all offset credits provided by Article XI up to the effective date of termination.

I.

Neither party shall have the right to assign or transfer any portion of their rights, duties and obligations under the terms and conditions of this Agreement without the written approval of the other party.

ARTICLE XX - GOVERNING LAW

A.	All provisions, including arbitration, of the Agreement are subject to the laws of the State of Colorado.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	-10-	CIGNA Reinsurance October 7, 1996

ARTICLE XXI - NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

Associate Manager, Reinsurance

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Englewood, CO 80111

Phone No. 303.689.4354          Fax No. 303.689.4350

Timothy J. Ruark, FSA

Assistant Vice President and Actuary

CIGNA Reinsurance

800 Cottage Grove Road

Hartford, CT 06152-4026

Phone No. 860.726.4053          Fax No. 860.726.3153

Notice shall be deemed given on the date it is deposited in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire agreement between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. Either party may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both parties.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	-11-	CIGNA Reinsurance October 7, 1996

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:

Date:	10/28, 1996

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:

Date:	Nov 6, 1996

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SCHEDULE A

Maximum Limits of Reinsurance in Connecticut General

The maximum purchase amount issued on the life of each insured:

$3,500,000

The maximum purchase amount is the sum of all premium contributions less withdrawals in the contract. For purchase amounts in excess of the maximum, Connecticut General’s death benefit liability will be reduced by the ratio of purchase amounts in excess of the maximum to the total purchase amounts.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE A	CIGNA Reinsurance October 7, 1996

SCHEDULE B

Contracts and Funds Subject to this Reinsurance Agreement

Form Number*	Policy Description	Date

J434	Flexible Premium Fixed and Variable Deferred Group Annuity	December 28, 1995

* Includes all state variations

Fund Date	Fund Description	Fund Category

	Federated Investors Insurance Management Series Equity Growth and Income Portfolio	Equity
	U. S. Government Bond Portfolio	Debt
INVESCO Variable Investment Funds, Inc.
	INVESCO VlF-Industrial Income Portfolio	Equity
	INVESCO VIF-Total Return Portfolio	Balanced
	INVESCO VIF-High Yield Portfolio	Debt
Janus Aspen Series
	Janus Aspen Aggressive Growth Portfolio	Equity
	Janus Aspen Growth Portfolio	Equity
	Janus Aspen Worldwide Growth Portfolio	Equity
Lexington Emerging Markets Fund, Inc.
	Lexington Emerging Markets Fund	Equity
Alger
	Alger American Growth Fund	Equity
	Alger American Small Capitalization Portfolio	Equity
Schwab Annuity Portfolios
	Schwab Asset Director-High Growth Fund	Equity
	Schwab S&P 500 Fund	Equity
	Schwab Money Market Portfolio	Debt
SteinRoe Variable Investment Trust
	SteinRoe Capital Appreciation Fund Strong Discovery Fund II, Inc	Equity
	Strong Discovery Fund, II	Equity
TCI Portfolios, Inc.
	TCI Growth Portfolio	Equity
	TCI International Portfolio	Equity

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE B	CIGNA Reinsurance October 7, 1996

SCHEDULE B

Fund Date	Fund Description	Fund Category
Van Eck Worldwide Insurance Trust
	Van Eck Gold and Natural Resources Fund	Equity
Montgomery
	Montgomery Growth Fund	Equity
	Montgomery International Small Cap Fund	Equity

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE B	CIGNA Reinsurance October 7, 1996

SCHEDULE C

Limits and Rules of Great-West Life & Annuity

1)

Great-West Life & Annuity will notify Connecticut General within seven (7) working days of written notice of death of any Guaranteed Minimum Death Benefit obligation of $250,000 or more. Notification of claims less than $250,000 occur through normal quarterly reporting.

2)	The maximum purchase payment without company approval is $1,000,000.

3)	The minimum initial purchase payment is $1,000 for non-qualified plans and $1,000 for qualified plans.

Guaranteed Minimum Death Benefit

Payment of Death Benefit

If the Owner or Annuitant dies before the date annuity payments commence, Great-West Life & Annuity will pay proceeds to the Beneficiary the greater of:

•	the annuity account value plus the market value adjustment, if applicable, as of the date the request for payment is received, less premium tax, if any; or

•	the sum of contributions paid, less partial surrenders and periodic withdrawals, less premium tax, if any.

Distribution Rules

Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the death benefit will be paid to the Beneficiary unless there is a surviving Contingent Annuitant. If a Contingent Annuitant was named, no death benefit will be payable by reason of the Annuitant’s death and the Contingent Annuitant will become the Annuitant.

If a corporation or other non-individual is an Owner, or if the deceased Annuitant is an Owner, the death of the Annuitant will be treated as the death of an Owner and will be subject to the death of an Owner provisions described below.

If the Owner dies before the annuity commencement date, and such Owner was the Annuitant, the following provisions shall apply:

•

If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner will become the Owner and Beneficiary, the Contingent Annuitant will become the Annuitant, and the certificate will continue in force:

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE C	CIGNA Reinsurance October 7, 1996

SCHEDULE C

•

If there is a Joint Owner who is the surviving spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, the Annuitant and the Beneficiary and may take the death benefit, or elect to continue the certificate in force:

•

In all other cases, the death benefit will be paid to the Beneficiary, unless the sole Beneficiary is the surviving spouse of the deceased Owner and the Beneficiary requests to become the Owner and to continue the certificate in force.

If an Owner dies before the annuity commencement date and such Owner was not the Annuitant, the following provisions shall apply:

•

If there is a Joint Owner who is the surviving spouse of the deceased Owner, the Joint Owner will become the Owner and Beneficiary and may take the death benefit or elect to continue the certificate in force.

•

In all other cases, the death benefit will be paid to the Beneficiary, unless the sole Beneficiary is the surviving spouse of the deceased Owner and the Beneficiary requests to become the Owner and to continue the certificate in force.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE C	CIGNA Reinsurance October 7, 1996

SCHEDULE D

Reinsurance Premiums and Basis Points

The reinsurance premiums shall be based on the older of the annuitant or the owner at the end of each quarter. Great-West Life & Annuity shall determine the annuitant’s age at the time it prepares the quarterly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

The Adjusted Aggregate Contract Value is the sum of the contract values in all of Great-West Life & Annuity’s variable annuities subject to this Agreement, minus values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A.

For each fund reinsured, as set forth in Schedule D, the reinsurance premium is the Adjusted Aggregate Fund Value times the fund rate as set forth in Schedule D. The Adjusted Aggregate Fund Value is the sum of the contract values covered by this reinsurance agreement, invested in a given fund, minus fund values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A. The Adjusted Aggregate Fund Values times the premium rate will be remitted to Connecticut General in advance for the current quarter, at the time of settlement for the prior quarter.

The premium is based on average quarterly contract values within the two (2) annuitant age groups. Basis points (bps) shown below are annual and the Fund Category is as defined under Fund Type on Schedule B.

Fund Category	Below Age 60	Age 60 +

Fixed	1.4 bps	1.4 bps

Debt	1.4 bps	1.4 bps

Balanced	1.4 bps	2.6 bps

Equity	1.4 bps	4.6 bps

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE D	CIGNA Reinsurance October 7, 1996

SCHEDULE E

Quarterly Reporting Format

1.

Following the end of each calendar quarter, the Quarterly Input Page, Fund/Exposure- Based exhibit (Schedule E-2) and the Quarterly Transaction Summary (Schedule E-3) or an exhibit of similar format must be prepared for each Qualified plan and Non- Qualified plan separately.

2.	The tabulation should be on an Adjusted Basis, which requires omission of excess contract values due to an issue amount in excess of $3.5 million.

3.	The tabulation is on a seriatim basis, with each contract contributing toward the totals for both exposure and aggregate contract value.

4.	Great-West Life & Annuity can choose to report values a) as weighted averages during the quarter, or b) as of the end of the quarter. This election must be denoted on the submission.

5.	At year end reporting, a tabulation of exposures by age and sex based on a percentage decrease in account value by fund type as specified by the NAIC must be submitted for reserve purposes.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE E	CIGNA Reinsurance October 7, 1996

VARIABLE ANNUITY DEATH BENEFIT

Quarterly Transcation Summary

Calendar Year
Reporting Quarter

Quarterly Reinsurance Premium Calculation

For Attained Ages Less than 60
	Debt/Fixed	Balanced	Equity
1 Adjusted Aggregate Contract Value (BOQ)
2 Adjusted Aggregate Contract Value (EOQ)
3 Average Annuity Value [(l+2)/2]	0	0	0

4 Quarterly Fund Based Premium Rate	0.000035	0.000035	0.000035
5 Quarterly Earned Premium [3*4]
6 Advanced Premium Current Quarter [2*4]
7 Advanced Premium Prior Quarter
8 Net Premium Due [5+6-7]	0	0	0

For Attained Ages 60 and Above
9 Adjusted Aggregate Contract Value (BOQ)
10 Adjusted Aggregate Contract Value (EOQ)
11 Average Annuity Value [(9+10)/2]	0	0	0

12 Quarterly Fund Based Premium Rate	0.000035	0.000065	0.000115
13 Quarterly Earned Premium [11*12]
14 Advanced Premium Current Quarter [10*12]
15 Advanced Premium Prior Quarter
16 Net Premium Due [13+14-15]	0	0	0
17 Total Net Premium Due All Ages [8+16]	0	0	0

Actual Claims
18 Quarterly Reinsurance Amount*

Net Transaction
19 Premium Due Reinsurer [Sum 17]
20 Quarterly Reinsurance Claims [Sum 18]
21 Prior Adjustment (attach explanation)
22 Amount Due to (from) Reinsurer [20-19+21]			0

*	Quarterly Reinsurance Amount is defined as the aggregate sum of all claims settled during a calendar quarter.

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE E-3	CIGNA Reinsurance October 7, 1996

VARIABLE ANNUITY DEATH BENEFIT

Quarterly Input Page, Fund/Exposure-Based

Calendar Year
Reporting Quarter

Debt/Fixed Category

Age Band	Male Exposure*	Female Exposure*	Male Annuity Value	Female Annuity Value	Male Claims	Female Claims	Male MGDB	Female MGDB
0 - 34
35 - 39
40 - 44
45 - 49
50 - 54
55 - 59
60 - 64
65 - 69
70 - 74
75 - 79
80 - 84
85 - 89
90 - 94
95 - 99

Total 0-60	0	0	0	0	0	0	0	0
60+	0	0	0	0	0	0	0	0

Total Male/Female
0-60	0	0	0	0
60+	0	0	0	0
All Ages	0	0	0	0

Please use end of the period values.

*	Exposure is defined as MGDB less Contract Value

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE E-2, Page 1	CIGNA Reinsurance October 7, 1996

VARIABLE ANNUITY DEATH BENEFIT

Quarterly Input Page, Fund/Exposure-Based

Calendar Year
Reporting Quarter

Balanced Category

Age Band	Male Exposure*	Female Exposure*	Male Annuity Value	Female Annuity Value	Male Claims	Female Claims	Male MGDB	Female MGDB
0 - 34
35 - 39
40 - 44
45 - 49
50 - 54
55 - 59
60 - 64
65 - 69
70 - 74
75 - 79
80 - 84
85 - 89
90 - 94
95 - 99

Total 0-60	0	0	0	0	0	0	0	0
60+	0	0	0	0	0	0	0	0

Total Male/Female
0-60	0	0	0	0
60+	0	0	0	0
All Ages	0	0	0	0

Please use end of the period values.

*	Exposure is defined as MGDB less Contract Value

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE E-2, Page 2	CIGNA Reinsurance October 7, 1996

VARIABLE ANNUITY DEATH BENEFIT

Quarterly Input Page, Fund/Exposure-Based

Calendar Year
Reporting Quarter

Equity Category

Age Band	Male Exposure*	Female Exposure*	Male Annuity Value	Female Annuity Value	Male Claims	Female Claims	Male MGDB	Female MGDB
0 - 34
35 - 39
40 - 44
45 - 49
50 - 54
55 - 59
60 - 64
65 - 69
70 - 74
75 - 79
80 - 84
85 - 89
90 - 94
95 - 99

Total 0-60	0	0	0	0	0	0	0	0
60+	0	0	0	0	0	0	0	0

Total Male/Female
0-60	0	0	0	0
60+	0	0	0	0
All Ages	0	0	0	0

Please use end of the period values.

*	Exposure is defined as MGDB less Contract Value

Great-West Life & Annuity Flexible Premium Fixed and Variable Deferred Group Annuity	SCHEDULE E-2, Page 3	CIGNA Reinsurance October 7, 1996

AMENDMENT NO. 12

To the Variable Annuity Guaranteed Death Benefit Reinsurance Agreement

Effective November 1, 1996

between

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Greenwood Village, Colorado)

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

(Hartford, Connecticut)

This Agreement is hereby amended effective May 1, 2010 to add funds, mark funds that are no longer offered for investment and make other various updates to funds, including changes to fund names, as detailed in the attached “Summary of 2010 Schedule B Revisions”.

All other terms and conditions of the original Agreement, as amended, remain unchanged.

A new Schedule B is included with this amendment to reflect these additions and/or changes.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

GREAT-WEST LIFE &	GREAT-WEST LIFE &
ANNUITY INSURANCE COMPANY	ANNUITY INSURANCE COMPANY

By:	By:

Title:	Title:

Date:	Date:

CONNECTICUT GENERAL LIFE	CONNECTICUT GENERAL LIFE
INSURANCE COMPANY	INSURANCE COMPANY

By:	By:

Title:	Title:

Date:	Date:

SCHEDULE B

Contracts and Funds Subject to this Reinsurance Agreement

Form Number*	Policy Description	Date

J434	Flexible Premium Fixed and Variable Deferred Group Annuity	December 28, 1995
*	Includes all state variations

Fund Description	Fund Category

ALGER
Alger Large Cap Growth Portfolio
Class I-2 Shares	Equity-AAG-SW
Alger Mid Cap Growth Portfolio
Class I-2 Shares	Equity-AMG-SW

ALLIANCE
AllianceBernstein VPS International Growth Portfolio
Class A Shares	Equity-ABW-SW
AllianceBernstein VPS International Value Portfolio –
Class A Shares	Equity-AIV-SW
(closed to new investments eff 4-27-10)
AllianceBernstein VPS Growth & Income Portfolio –
Class A Shares	Equity-AGI-SW
(closed to new investments eff 5-1-2009)
AllianceBernstein VPS Growth Portfolio –
Class A Shares	Equity-AGP-SW
(closed to new investments eff 5-1-2009)
AllianceBernstein VPS Small/Mid Cap Value Portfolio-
Class A Shares	Equity-ABS-SW

AMERICAN CENTURY
American Century VP Balanced Fund-
Class I Shares	Balanced-ACB-SW
American Century VP Value Fund-
Class I Shares	Equity-ACV-SW
American Century VP International Fund-
Class I Shares	Equity-TCI-SW
(closed to new investments eff 5-1-2006)
American Century VP Mid Cap Value Fund
Class II Shares	Equity-AMV-SW
COLUMBIA
Columbia VIT Marsico 21st Century Fund
Class B Shares	Equity-CMC-SW
Columbia VIT Small Cap Value Fund
Class B Shares	Equity-CCV-SW

DELAWARE

Delaware VIP Small Cap Value Series-
Standard Class	Equity-DLS-SW
Delaware VIP Smid Cap Growth Series –
Standard Class	Equity-DGO-SW
DREYFUS
Dreyfus Investment Portfolios MidCap Stock Portfolio-
Initial Shares	Equity-DMS-SW
(closed to new investments eff 5-1-2009)
Dreyfus VIF Appreciation Portfolio
Initial Shares	Equity-DRC-SW
Dreyfus VIF Growth and Income Portfolio-
Initial Shares	Equity-DRG-SW
(closed to new investments eff 5-1-2006)
Dreyfus VIF Opportunistic Small Cap Portfolio
Initial Shares	Equity-DRS-SW
(closed to new investments eff 4-29-2005)
DWS
DWS Blue Chip VIP
Class A Shares	Equity-SBC-SW
DWS Dreman Small Mid Cap Value VIP –
Class A Shares	Equity-DSV-SW
DWS Health Care VIP
Class A Shares	Equity-DHC-SW
DWS Capital Growth VIP
Class A Shares	Equity-SCC-SW
DWS Strategic Value VIP
Class A Shares	Equity-SHR-SW
(closed to new investments eff 5-1-2009)
DWS Growth and Income VIP
Class A Shares	Equity-SCG-SW
(closed to new investments eff 5-1-2009)
DWS Large Cap Value VIP
Class A Shares	Equity-SLC-SW
DWS Small Cap Index Fund VIP
Class A Shares	Equity-BTS-SW
FEDERATED
Federated Capital Appreciation Fund II
Primary Shares	Equity-FAL-SW
(closed to new investments eff 4-29-2005)
Federated Capital Income Fund II	Balanced-FUF-SW
(closed to new investments eff 4-29-2005)
Federated Fund for U.S. Government Securities II	Debt/Fixed-FUS-SW
FRANKLIN TEMPLETON
Franklin Small Cap Value Securities Fund
Class 2 Shares	Equity-FSV-SW
Templeton Foreign Securities Fund
Class 2 Shares	Equity-TFS-SW

INVESCO
INVESCO V.I. – Core Equity Fund
Series I Shares	Equity-III-SW
(closed to new investments eff 5-1-2006)
INVESCO V.I. – High Yield Fund
Series I Shares	Debt/Fixed-IHY-SW
(closed to new investments eff 4-29-2005
INVESCO V.I. – Technology Fund
Series I Shares	Equity-ITF-SW
(closed to new investments eff 5-1-2008)
INVESCO V.I. International Growth Fund -
Series I Shares	Equity-AIG-SW
INVESCO V.I. Mid Cap Core Equity
Series I Shares	Equity-AME-SW
INVESCO V.I. Small Cap Equity
Series I Shares	Equity-ASE-SW

JANUS
Janus Aspen Balanced Portfolio
Institutional Shares	Balanced-JAB-SW
(closed to new investments eff 5-1-2007)
Janus Aspen Flexible Bond Portfolio
Institutional Shares	Debt/Fixed-JAF-SW
(closed to new investments eff 5-1-2007)
Janus Aspen Overseas Portfolio
Institutional Shares	Equity-JAI-SW
(closed to new investments eff 5-1-2007)
Janus Aspen Worldwide Portfolio
Institutional Shares	Equity-JAW-SW
(closed to new investments eff 4-29-2005)
JANUS (continued)
Janus Aspen Janus Portfolio
Institutional Shares	Equity-JAG-SW
(closed to new investments eff 5-1-2006)
Janus Aspen Balanced Portfolio
Service Shares	Balanced-JBS-SW
Janus Aspen Flexible Bond Portfolio
Service Shares	Debt/Fixed-JFS-SW
Janus Aspen Overseas Portfolio
Service Shares	Equity-JIS-SW

LAZARD
Lazard Retirement Emerging Markets Equity Series
Portfolio- Service Class Shares	Equity LRE-SW

LINCOLN
LVIP Baron Growth Opportunities Fund
Service Class Shares-	Equity-BRC-SW

MFS
MFS Utilities Series

Service Class Shares	Equity-MVU-SW
MFS International Value Portfolio
Service Class Shares	Equity-MVI-SW
NATIONWIDE
NVIT Mid Cap Index Portfolio
Class II Shares	Equity-DMI-SW
NEUBERGER BERMAN
Neuberger Berman AMT Regency Portfolio –
Class S Shares	Equity-NBR-SW
(closed to new investments eff 5-1-2009)
OPPENHEIMER
Oppenheimer Global Securities Fund/VA	Equity-OGS-SW
PIMCO
PIMCO VIT High Yield Portfolio
Administrative Class Shares	Debt/Fixed-PHY-SW
PIMCO VIT Total Return Admin
Administrative Class Shares	Debt/Fixed-PVR-SW
PIMCO VIT Low Duration Portfolio
Administrative Class Shares	Debt/Fixed-PLD-SW
PIONEER
Pioneer Fund VCT Portfolio
Class I Shares	Equity-SFE-SW
Pioneer Growth Opportunities VCT Portfolio
Class I Shares	Equity-SFG-SW
Pioneer Mid Cap Value VCT Portfolio –
Class II Shares	Equity-PMC-SW
PRUDENTIAL
Prudential Series Fund Equity Portfolio
Class II Shares	Equity-PRE-SW
PUTNAM
Putnam VT American Government Income Fund
Class IB Shares	Debt/Fixed-PAG-SW
Putnam VT Equity Income Fund
Class IB Shares	Equity-PTE-SW
ROYCE
Royce Capital Fund Small Cap Portfolio
Service Class Shares	Equity-RCS-SW
SCHWAB
Schwab MarketTrack Growth Portfolio II	Equity-SAD-SW
Schwab Money Market Portfolio	Debt/Fixed-SMM-SW
Schwab S&P 500 Portfolio	Equity-SSP-SW
SELIGMAN

Seligman Communication and Information Fund
Class II Shares	Equity-SCI-SW

SENTINEL
Sentinel Variable Products Bond Fund	Debt/Fixed-SVB-SW
Sentinel Variable Products Common Stock Fund	Equity-SVC-SW
Sentinel Variable Products Small Company Fund	Equity-SVS-SW

THIRD AVENUE
Third Avenue Value Portfolio –
Variable Series Trust Shares	Equity-TAV-SW
(closed to new investments eff 5-1-2009)

TOUCHSTONE
Touchstone Mid Cap Growth Fund
Class I Shares	Equity-TVM-SW
UNIVERSAL
Universal Institutional Funds
U.S. Real Estate Portfolio
Class I Shares	Equity-MRE-SW

VAN ECK
Van Eck VIP Global Bond Fund
Class I Shares	Debt/Fixed-VIB-SW

VAN KAMPEN
Van Kampen LIT Comstock Portfolio
Class I Shares	Equity-VKC-SW
Van Kampen LIT Growth & Income Portfolio
Class I Shares	Equity-VKG-SW

WELLS FARGO
Wells Fargo Advantage VT Opportunity Fund –
Class VT Shares	Equity-SOF-SW
Wells Fargo Advantage VT Small Cap Value Fund
Class 2 Shares	Equity-SSV-SW
(closed to new investments eff 4-29-2005)